Exhibit 8.1
Significant Subsidiaries

Entity	Country
Colombia Móvil S.A. E.S.P.	Colombia
Comunicaciones Celulares S.A.	Guatemala
Distribuidora de Comunicaciones de Occidente, S.A.	Guatemala
Grupo de Comunicaciones Digitales S.A. (formerly Telefónica Móviles Panamá S.A.)	Panama
Lati International S.A. (i)	Luxembourg
Millicom Cable Costa Rica S.A.	Costa Rica
Millicom Holding B.V.	Netherlands
Millicom International Operations B.V.	Netherlands
Millicom International Services LLC	USA
MIC Latin America B.V.	Netherlands
Millicom LIH S.A.	Luxembourg
Millicom International Operations S.A.	Luxembourg
Millicom Spain S.L.	Spain
Millicom Telecommunications S.A. (ii)	Luxembourg
Navega.com S.A.	Guatemala
Servicios Especializados en Telecomunicaciones, S.A.	Guatemala
Servicios Innovadores de Comunicacion y Entretenimiento, S.A.	Guatemala
Servicios y Productos Multimedios S.A.	Paraguay
Telecomunicaciones Digitales, S.A. (formerly Cable Onda S.A.)	Panama
Telefónica Celular de Bolivia S.A.	Bolivia
Telefónica Celular de Nicaragua S.A.	Nicaragua
Telefónica Celular del Paraguay S.A.	Paraguay
Telemóvil El Salvador, S.A. de C.V.	El Salvador
UNE EPM Telecomunicaciones S.A. and subsidiaries	Colombia

(i) Lati International S.A. is the holding company of our tower business.
(ii) Millicom Telecommunications S.A. is the holding company of most of our MFS business.